UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2015

Transamerica Advisors Life Insurance Company

(Exact name of Registrant as specified in its charter)

Arkansas	91-1325756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33-26322; 33-46827; 33-52254; 33-60290; 33-58303; 333-33863; 333-34192; 333-133223; 333-133225; 333-177282; 333-185576; 333-193402

(Commission File Numbers)

4333 Edgewood Road, NE

Cedar Rapids, Iowa

52499-0001

(Address of Principal Executive Offices)

(800) 346-3677

(Registrant telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filings obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the original Current Report on Form 8-K dated March 31, 2015 that the Company filed on April 1, 2015 (the “Original 8-K”), the Audit Committee of the Board of Directors (the “Audit Committee”) of Transamerica Advisors Life Insurance Company (the “Company”) concluded that the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 should no longer be relied upon due to an error in the tax valuation allowance in the fourth quarter of the year ended December 31, 2013. The Company noted in the Original 8-K that it was still evaluating the impact of this error on the interim unaudited financial statements for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014. On April 9, 2015, the Audit Committee concluded that the financial statements contained in the Company’s Quarterly Reports on Form 10-Q (the “2014 Form 10- Qs”) for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 should no longer be relied upon due to an error in the recognition of the tax valuation allowance, similar to the error which affected the Company’s audited financial statements for the year ended December 31, 2013.

As noted in the Original 8-K, the error principally relates to the scheduling of certain deferred tax liabilities in the Company’s analysis of the future ability to utilize net operating loss carryforwards in the tax expense calculation and the resulting amount of valuation allowance recognized. This error resulted in an overstatement of the valuation allowance and overstatement of the Company’s reported net loss for the nine months ended September 30, 2014 by approximately $70 million, thereby changing the reported net loss from $29 million to net income of approximately $41 million. In addition, the correction increases the Company’s reported net income for the six months ended June 30, 2014 and the three months ended March 31, 2014 by approximately $18 million and $14 million, respectively. In addition, in each reporting period as appropriate, the Company will be correcting certain out-of-period errors which were not individually or in the aggregate material to the financial statements in any period. Since the Company intends to include restated financial data for the interim periods ended March 31, 2014, June 30, 2014 and September 30, 2014, in the 2014 Form 10-K, the Company does not intend to file amendments to its 2014 Form 10-Qs.

Management has not completed its assessment of the effect of the restatement on the Company’s disclosure controls and procedures and internal control over financial reporting. Management will discuss the impact of the error on the Company’s disclosure controls and procedures and internal control over financial reporting in the 2014 Form 10-K.

The Audit Committee has discussed the correction of the interim unaudited financial statements included in the 2014 Form 10-Qs with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Transamerica Advisors Life Insurance Company

/s/ Eric J. Martin
Eric J. Martin
Chief Financial Officer, Vice President, Treasurer and Controller

Date: April 9, 2015

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